Exhibit 99.1

STRYKER REPORTS 8% SALES GROWTH, 10% NET EARNINGS GROWTH

FOR QUARTER ENDED JUNE 30, 2010

Kalamazoo, Michigan - July 20, 2010 - Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended June 30, 2010 as follows:

Second Quarter Highlights

•	Net sales increased 6.9% on a constant currency basis (7.6% as reported) to $1,758 million
•	Orthopaedic Implants sales increased 1.4% on a constant currency basis (2.2% as reported)
•	MedSurg Equipment sales increased 15.9% on a constant currency basis (16.4% as reported)
•	Net earnings increased 9.5% from $291 million to $319 million
•	Diluted net earnings per share increased 9.6% from $0.73 to $0.80

"Our second quarter results reflect the underlying strength of our diverse product offering and global presence, which is allowing us to continue to deliver on the goals we outlined at the start of 2010," commented Stephen P. MacMillan, Chairman, President and Chief Executive Officer.

Net sales increased 7.6% to $1,758 million for the second quarter of 2010. On a constant currency basis, net sales increased 6.9% in the quarter.

Net earnings for the second quarter of 2010 were $319 million, representing a 9.5% increase over net earnings of $291 million for the second quarter of 2009.  Diluted net earnings per share for the second quarter of 2010 increased 9.6% to $0.80 compared to $0.73 for the second quarter of 2009.

Sales Analysis

Domestic sales were $1,160 million for the second quarter of 2010, representing an increase of 10.8%, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $598 million for the second quarter of 2010, representing an increase of 1.8%.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $11 million in the second quarter of 2010.  On a constant currency basis, international sales were flat in the second quarter of 2010, as a result of higher shipments of MedSurg Equipment partially offset by lower shipments of Orthopaedic Implants.

Worldwide sales of Orthopaedic Implants were $1,036 million for the second quarter of 2010, representing an increase of 2.2%.  On a constant currency basis, sales of Orthopaedic Implants increased 1.4% in the second quarter of 2010, based on higher domestic shipments of hips, knees, and trauma implant systems.

Worldwide sales of MedSurg Equipment were $722 million for the second quarter of 2010, representing an increase of 16.4%.  On a constant currency basis, sales of MedSurg Equipment increased 15.9% in the second quarter of 2010, based on higher shipments of surgical equipment and surgical navigation systems, endoscopic and communications systems and patient handling and emergency medical equipment as well as sales growth through acquisitions.

2010 Outlook

The financial forecast for 2010 remains unchanged and includes a constant currency net sales increase of 5% to 8% as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment. If foreign currency exchange rates hold near June 30, 2010 levels, the Company anticipates an unfavorable impact on net sales of approximately 1% to 2% in the third quarter of 2010 and approximately 0% to 1% for the full year of 2010. The Company projects that diluted net earnings per share for 2010 will be in the range of $3.20 to $3.30, an increase of 8% to 12% over adjusted diluted net earnings per share of $2.95 in 2009.

Conference Call

As previously announced the Company will host a conference call for financial analysts at 4:30 p.m., Eastern Time, today to discuss the Company's operating results for the quarter ended June 30, 2010 and provide an operational update.  To participate in the conference call dial 800-901-5217 (domestic) or 617-786-2964 (international) and enter the participant passcode 27026085. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.

A recording of the call will also be available from 8:30 p.m., Eastern Time, on Tuesday, July 20, 2010, until 8:30 p.m. on Tuesday, July 27, 2010. To hear this recording, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 20717533.

Forward Looking Statements

Certain statements made in the presentation may constitute forward-looking statements. They will be based upon management's current expectations and will be subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for the Company's products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; unfavorable resolution of tax audits; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors is contained in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world's leading medical technology companies and is dedicated to helping healthcare professionals perform their jobs more efficiently while enhancing patient care.   The Company provides innovative orthopaedic implants as well as state-of-the-art medical and surgical equipment to help people lead more active and more satisfying lives.  For more information about Stryker, please visit www.stryker.com.

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2010
(Unaudited - In Millions Except Per Share Amounts)

	Second Quarter			Six Months
CONDENSED STATEMENTS OF EARNINGS	2010	2009	% Change	2010	2009	% Change

Net sales	$ 1,758.2	$ 1,634.3	7.6	$ 3,557.3	$ 3,235.6	9.9
Cost of sales	539.3	536.3	0.6	1,120.7	1,051.8	6.6

GROSS PROFIT	1,218.9	1,098.0	11.0	2,436.6	2,183.8	11.6
% of Sales	69.3	67.2		68.5	67.5

Research, development and
engineering expenses	94.6	82.6	14.5	184.6	163.0	13.3
Selling, general and
administrative expenses	661.8	617.1	7.2	1,329.6	1,233.7	7.8
Intangibles amortization	14.4	8.5	69.4	27.9	18.1	54.1

	770.8	708.2	8.8	1,542.1	1,414.8	9.0

OPERATING INCOME	448.1	389.8	15.0	894.5	769.0	16.3
% of Sales	25.5	23.9		25.1	23.8

Other income (expense)	(5.5)	10.2	--	(6.1)	17.4	--

EARNINGS BEFORE INCOME TAXES	442.6	400.0	10.7	888.4	786.4	13.0

Income taxes	123.6	108.7	13.7	247.7	214.0	15.7

NET EARNINGS	$ 319.0	$ 291.3	9.5	$ 640.7	$ 572.4	11.9

Net earnings per share
Basic	$ 0.80	$ 0.73	9.6	$ 1.61	$ 1.44	11.8
Diluted net earnings per share	$ 0.80	$ 0.73	9.6	$ 1.60	$ 1.44	11.1

Average Shares Outstanding
Basic	396.9	397.4		397.0	397.1
Diluted	399.2	399.0		399.7	398.8

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2010
(Unaudited - In Millions)

	Second Quarter				Six Months
			% Change				% Change
				Constant				Constant
CONDENSED SALES ANALYSIS	2010	2009	Reported	Currency	2010	2009	Reported	Currency

Domestic	$ 1,160.4	$ 1,047.2	10.8	10.8	$ 2,333.4	$ 2,089.2	11.7	11.7
International	597.8	587.1	1.8	-	1,223.9	1,146.4	6.8	0.7

NET SALES	$ 1,758.2	$ 1,634.3	7.6	6.9	$ 3,557.3	$ 3,235.6	9.9	7.8

Orthopaedic Implants	$ 1,036.4	$ 1,014.2	2.2	1.4	$ 2,113.3	$ 1,987.4	6.3	3.9
MedSurg Equipment	721.8	620.1	16.4	15.9	1,444.0	1,248.2	15.7	14.0

NET SALES	$ 1,758.2	$ 1,634.3	7.6	6.9	$ 3,557.3	$ 3,235.6	9.9	7.8

	Second Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	2	4	1	3	2
Knees	4	(5)	(7)	1	0
Trauma	13	2	3	7	7
Spine	(3)	7	7	0	0
Total Orthopaedic Implants	3	1	(1)	2	1

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	12	1	0	9	8
Endoscopic and communications systems	9	5	3	8	7
Patient handling and emergency medical equipment	22	14	9	20	19
Total MedSurg Equipment	21	4	2	16	16

	Six Months
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	5	7	0	6	3
Knees	8	3	(4)	6	4
Trauma	13	9	6	11	9
Spine	1	16	11	5	4
Total Orthopaedic Implants	6	7	1	6	4

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	7	1	(4)	5	3
Endoscopic and communications systems	8	10	4	8	7
Patient handling and emergency medical equipment	28	14	5	25	23
Total MedSurg Equipment	19	6	0	16	14

STRYKER CORPORATION
(Unaudited - In Millions)

	June 30	December 31
CONDENSED BALANCE SHEETS	2010	2009

ASSETS

Cash and cash equivalents	$ 785.2	$ 658.7

Marketable securities	3,243.3	2,296.1

Accounts receivable (net)	1,108.2	1,147.1

Inventories	968.2	943.0

Other current assets	794.9	806.3

TOTAL CURRENT ASSETS	6,899.8	5,851.2

Property, plant and equipment (net)	898.7	947.6

Goodwill and other intangibles (net)	1,586.9	1,591.5

Other assets	674.7	681.0

TOTAL ASSETS	$10,060.1	$ 9,071.3

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities	$ 1,295.1	$ 1,441.0

Other liabilities	1,023.2	1,035.2

Long-term debt	996.3	-

Shareholders' equity	6,745.5	6,595.1

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$10,060.1	$ 9,071.3

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2010
(Unaudited - In Millions)

	Second Quarter		Six Months
CONDENSED STATEMENTS OF CASH FLOWS	2010	2009	2010	2009

OPERATING ACTIVITIES

Net earnings	$ 319.0	$ 291.3	$ 640.7	$ 572.4

Depreciation	39.1	38.9	79.9	76.8

Amortization	59.5	53.3	117.9	107.1

Changes in working capital and other	(90.9)	(201.1)	(237.0)	(301.5)

NET CASH PROVIDED BY OPERATING ACTIVITIES	326.7	182.4	601.5	454.8

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(4.0)	(9.1)	(61.4)	(11.7)

Purchases of marketable securities, net	(655.4)	(153.3)	(1,172.3)	(251.5)

Purchases of property, plant and equipment	(37.4)	(30.4)	(68.5)	(61.0)

Proceeds from sales of property, plant and equipment	0.2	0.2	0.2	0.9

NET CASH USED IN INVESTING ACTIVITIES	(696.6)	(192.6)	(1,302.0)	(323.3)

FINANCING ACTIVITIES

Proceeds from borrowings, net	(7.3)	(1.8)	999.0	(0.9)

Dividends paid	(59.5)	-	(119.2)	(158.6)

Repurchase and retirement of common stock	-	-	(111.1)	-

Other	51.7	(24.8)	114.2	(0.8)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(15.1)	(26.6)	882.9	(160.3)

Effect of exchange rate changes on cash and cash equivalents	(32.3)	17.3	(55.9)	(6.0)

CHANGE IN CASH AND CASH EQUIVALENTS	$(417.3)	$ (19.5)	$ 126.5	$ (34.8)

CONTACT:     Katherine A. Owen

                        Vice President, Strategy and Investor Relations

                        269-385-2600